Exhibit 99.1

TopBuild (NYSE:BLD), the leading purchaser, installer and distributor of insulation products to the U.S. construction industry, reports strong second quarter 2017 results

•	8.6% Operating Margin, 8.9% on an Adjusted Basis
•	$0.63 Per Diluted Share Income from Continuing Operations,
•	$0.67 Per Diluted Share on an Adjusted Basis

Completed Two Acquisitions with ~$40 Million of Annual Revenue

$83 million of anticipated annual incremental revenue from companies acquired in 2017

Second Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended June 30, 2016)

•

Net sales increased 9.9% to $474.5 million, primarily driven by sales volume growth in both operating segments as well as acquisitions. On a same branch basis, revenue increased 5.1% to $453.6 million.

•	Gross margin expanded 200 basis points to 24.6%.
•	Operating profit was $40.8 million, compared to operating profit of $26.8 million. On an adjusted basis, operating profit was $42.2 million, compared to $27.4 million, a 53.8% improvement.
•	Operating margin was 8.6%, up 240 basis points. Adjusted operating margin improved 250 basis points to 8.9%.
•

Income from continuing operations was $23.5 million, or $0.63 per diluted share, compared to $15.6 million, or $0.41 per diluted share. Adjusted income from continuing operations was $25.0 million, or $0.67 per diluted share, compared to $16.2 million, or $0.43 per diluted share.

•

Adjusted EBITDA was $48.2 million, compared to $32.6 million, a 48.1% increase.  Incremental EBITDA margin was 36.5%. On a same branch basis, adjusted EBITDA was $45.6 million, a 40.1% increase, and incremental EBITDA margin was 59.1%.

•

The seven acquisitions completed over the past 12 months contributed $20.8 million of revenue.  Incremental EBITDA related to these acquisitions improved 680 basis points from first quarter 2017 to 12.5%.

•

At June 30, 2017, the Company had cash and cash equivalents of $94.2 million, availability under its revolving credit facility of $201.0 million and $100 million available under a delayed draw term loan for total liquidity of $395.2 million.

Jerry Volas, Chief Executive Officer, stated,  “We had another outstanding quarter as we continue to grow our two business segments and expand operating margins.  Commercial and residential new construction are demonstrating consistent strength and we continue to benefit from our business model and national scale.  Looking ahead, we have strong momentum going into the second half of the year.  Our focus remains on driving top line growth and improving operational efficiencies throughout the Company, generating strong results for our shareholders.”

Six Month Financial Highlights

(unless otherwise indicated, comparisons are to six months ended June 30, 2016)

•	Net sales increased 8.3% to $915.8 million. On a same branch basis, revenue increased 4.9% to $887.4 million.
•	Gross margin expanded 170 basis points to 23.8%.
•

Operating profit was $37.3 million, compared to operating profit of $46.6 million.  In the first quarter of 2017, the Company reported an operating loss of $3.5 million related to a $30 million legal settlement.  On an adjusted basis, operating profit was $70.8 million, compared to $48.2 million, a 46.8% improvement.

•	Operating margin was 4.1%, down 140 basis points. Adjusted operating margin improved 200 basis points to 7.7%.
•

Income from continuing operations was $21.7 million, or $0.58 per diluted share, compared to $26.7 million, or $0.70 per diluted share.  Adjusted income from continuing operations was $42.0 million, or $1.12 per diluted share, compared to $28.1 million, or $0.74 per diluted share.

•

Adjusted EBITDA was $82.1 million, compared to $57.8 million, a 42.0% increase.  Incremental EBITDA margin was 34.6%. On a same branch basis, adjusted EBITDA grew 36.7% to $79.1 million and incremental EBITDA margin was 50.8%.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended June 30, 2016)

	3 Months	6 Months		3 Months	6 Months
	Ended	Ended		Ended	Ended
TruTeam	6/30/2017	6/30/2017	Service Partners	6/30/2017	6/30/2017
Sales	$320,984	$611,870	Sales	$175,062	$345,306
Change	11.4%	9.1%	Change	6.6%	6.2%

Operating Margin	10.9%	4.3%	Operating Margin	9.7%	9.4%
Change	300 bps	(220) bps	Change	150 bps	80 bps

Adj. Operating Margin	11.0%	9.3%	Adj. Operating Margin	9.7%	9.4%
Change	310 bps	270 bps	Change	150 bps	80 bps

Capital Allocation

Acquisitions

In the second quarter, the Company acquired Superior Insulation Products, a residential insulation company, and Canyon Insulation, a heavy commercial insulation and firestopping company.  Combined, these companies generated approximately $40 million in revenue for 2016.  Year-to-date, through August 8, 2017, the Company has closed six acquisitions, four concentrating on residential insulation and two on heavy commercial.  Combined, these acquisitions are expected to generate approximately $83 million of incremental revenue on an annual basis.

Volas stated,  “Acquisitions remain our number one capital allocation priority and the pipeline of prospects our M&A team is currently evaluating is robust.  Year-to-date, we’ve completed six acquisitions that are expected to contribute approximately $83 million of incremental annual revenue.”

Share Repurchases

In the second quarter, under the $200 million share repurchase program announced on February 28, 2017, the Company repurchased 461,358 shares at an average price of $47.48 per share.  Year-to-date, through June 30, the Company has acquired 858,393 shares at an average share price of $45.77.

In addition, as previously announced, the Company entered into an agreement with Bank of America Merrill Lynch (BofAML) to repurchase $100 million of the Company’s common stock under an accelerated share repurchase program.  On July 5th,  the Company made a payment of $100.0 million to BofAML, using $30 million of cash on hand and borrowing $70 million under its revolving facility.  In exchange, the Company received approximately 1.5 million shares with a value of approximately $80 million.  The remaining $20 million balance is expected to settle no later than the end of the first quarter of 2018.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss second quarter 2017 financial results is scheduled for today, Tuesday, August 8, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (877) 256-5211.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.  A replay will be available for one week beginning at 11:00 a.m. Eastern Time and may be accessed by dialing (800) 633-8284 and entering the passcode: 21842821.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading purchaser, installer and distributor of insulation products to the U.S. construction industry. We provide insulation services nationwide through TruTeam®, which has over 175 branches, and through Service Partners® which distributes insulation from over 70 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.   We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net sales	$474,458	$431,589	$915,821	$845,613
Cost of sales	357,849	333,901	697,584	658,470
Gross profit	116,609	97,688	218,237	187,143

Selling, general, and administrative expense (exclusive of significant legal settlement, shown separately below)	75,813	70,898	150,904	140,586
Significant legal settlement	—	—	30,000	—
Operating profit	40,796	26,790	37,333	46,557

Other income (expense), net:
Interest expense	(1,918)	(1,371)	(3,288)	(3,044)
Loss on extinguishment of debt	(1,086)	—	(1,086)	—
Other, net	105	61	212	136
Other expense, net	(2,899)	(1,310)	(4,162)	(2,908)
Income from continuing operations before income taxes	37,897	25,480	33,171	43,649

Income tax expense from continuing operations	(14,437)	(9,865)	(11,422)	(16,918)
Income from continuing operations	23,460	15,615	21,749	26,731

Net income	$23,460	$15,615	$21,749	$26,731

Income per common share:
Basic:
Income from continuing operations	$0.64	$0.41	$0.59	$0.71
Net income	$0.64	$0.41	$0.59	$0.71

Diluted:
Income from continuing operations	$0.63	$0.41	$0.58	$0.70
Net income	$0.63	$0.41	$0.58	$0.70

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$94,233	$134,375
Receivables, net of an allowance for doubtful accounts of $3,566 and $3,374 at June 30, 2017, and December 31, 2016, respectively	297,325	252,624
Inventories, net	111,640	116,190
Prepaid expenses and other current assets	23,391	23,364
Total current assets	526,589	526,553

Property and equipment, net	98,185	92,760
Goodwill	1,084,833	1,045,058
Other intangible assets, net	28,786	2,656
Deferred tax assets, net	19,469	19,469
Other assets	3,197	3,623
Total assets	$1,761,059	$1,690,119

LIABILITIES
Current liabilities:
Accounts payable	$243,000	$241,534
Current portion of long-term debt	12,500	20,000
Accrued liabilities	77,175	64,399
Total current liabilities	332,675	325,933

Long-term debt	235,422	158,800
Deferred tax liabilities, net	193,715	193,715
Long-term portion of insurance reserves	38,132	38,691
Other liabilities	3,151	433
Total liabilities	803,095	717,572

EQUITY	957,964	972,547
Total liabilities and equity	$1,761,059	$1,690,119

	As of June 30,
	2017	2016
Other Financial Data
Working Capital Days†
Receivable days	45	46
Inventory days	29	28
Accounts payable days	83	82
Working capital	$165,965	$143,202
Working capital as a percent of sales (LTM)‡	8.8%	8.4%

† Amounts adjusted for acquisitions for comparability purposes ‡ Last 12 months sales have been adjusted for the pro forma effect of acquired branches

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2017	2016
Net Cash Provided by (Used in) Operating Activities:
Net income	$21,749	$26,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,835	5,908
Share-based compensation	5,101	3,705
Loss on extinguishment of debt	1,086	—
Loss on sale or abandonment of property and equipment	285	1,477
Amortization of debt issuance costs	186	171
Provision for bad debt expense	1,750	1,986
Loss from inventory obsolescence	826	667
Deferred income taxes, net	—	(3)
Changes in certain assets and liabilities:
Receivables, net	(25,123)	(21,436)
Inventories, net	5,908	15,819
Prepaid expenses and other current assets	7	(3,266)
Accounts payable	(3,124)	(39,237)
Accrued liabilities	9,787	13,642
Other, net	398	(18)
Net cash provided by operating activities	25,671	6,146

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(8,571)	(6,023)
Acquisition of businesses	(83,932)	—
Proceeds from sale of property and equipment	126	219
Other, net	147	147
Net cash used in investing activities	(92,230)	(5,657)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	250,000	—
Repayment of long-term debt	(180,000)	(5,000)
Payment of debt issuance costs	(2,150)	—
Taxes withheld and paid on employees' equity awards	(2,147)	(1,285)
Repurchase of shares of common stock	(39,286)	(4,962)
Net cash provided by (used in) financing activities	26,417	(11,247)

Cash and Cash Equivalents
Decrease for the period	(40,142)	(10,758)
Beginning of year	134,375	112,848
End of period	$94,233	$102,090

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$655	$521

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Installation
Sales	$320,984	$288,042	11.4%	$611,870	$560,920	9.1%

Operating profit, as reported	$35,086	$22,797		$26,123	$36,303
Operating margin, as reported	10.9%	7.9%		4.3%	6.5%

Significant legal settlement	—	—		30,000	—
Rationalization charges	171	66		582	894
Operating profit, as adjusted	$35,257	$22,863		$56,705	$37,197
Operating margin, as adjusted	11.0%	7.9%		9.3%	6.6%

Distribution
Sales	$175,062	$164,257	6.6%	$345,306	$325,145	6.2%

Operating profit, as reported	$17,022	$13,547		$32,506	$27,880
Operating margin, as reported	9.7%	8.2%		9.4%	8.6%

Rationalization charges	17	—		17	83
Operating profit, as adjusted	$17,039	$13,547		$32,523	$27,963
Operating margin, as adjusted	9.7%	8.2%		9.4%	8.6%

Total
Sales before eliminations	$496,046	$452,299		$957,176	$886,065
Intercompany eliminations	(21,588)	(20,710)		(41,355)	(40,452)
Net sales after eliminations	$474,458	$431,589	9.9%	$915,821	$845,613	8.3%

Operating profit, as reported - segment	$52,108	$36,344		$58,629	$64,183
General corporate expense, net	(7,632)	(6,030)		(14,316)	(10,750)
Intercompany eliminations and other adjustments	(3,680)	(3,524)		(6,980)	(6,876)
Operating profit, as reported	$40,796	$26,790		$37,333	$46,557
Operating margin, as reported	8.6%	6.2%		4.1%	5.5%

Significant legal settlement	—	—		30,000	—
Rationalization charges†	1,258	647		2,995	1,655
Acquisition related costs	145	—		437	—
Operating profit, as adjusted	$42,199	$27,437		$70,765	$48,212
Operating margin, as adjusted	8.9%	6.4%		7.7%	5.7%

Share-based compensation ‡	2,403	2,105		4,487	3,705
Depreciation and amortization	3,605	3,013		6,835	5,908
EBITDA, as adjusted	$48,207	$32,555		$82,087	$57,825

Sales change period over period	42,869			70,208
EBITDA, as adjusted change period over period	15,652			24,262
EBITDA, as adjusted as percentage of sales change	36.5%			34.6%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.
‡ Amounts for the three and six month periods ending June 30, 2017, exclude $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Gross Profit and Operating Profit Reconciliations

Net sales	$474,458	$431,589	$915,821	$845,613

Gross profit, as reported	$116,609	$97,688	$218,237	$187,143

Gross profit, as adjusted	$116,609	$97,688	$218,237	$187,143

Gross margin, as reported	24.6%	22.6%	23.8%	22.1%
Gross margin, as adjusted	24.6%	22.6%	23.8%	22.1%

Operating profit, as reported	$40,796	$26,790	$37,333	$46,557

Significant legal settlement	—	—	30,000	—
Rationalization charges	1,258	647	2,995	1,655
Acquisition related costs	145	—	437	—
Operating profit, as adjusted	$42,199	$27,437	$70,765	$48,212

Operating margin, as reported	8.6%	6.2%	4.1%	5.5%
Operating margin, as adjusted	8.9%	6.4%	7.7%	5.7%

Income Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$37,897	$25,480	$33,171	$43,649

Significant legal settlement	—	—	30,000	—
Rationalization charges	1,258	647	2,995	1,655
Acquisition related costs	145	—	437	—
Loss on extinguishment of debt	1,086	—	1,086	—
Income from continuing operations before income taxes, as adjusted	40,386	26,127	67,689	45,304

Tax at 38% rate	(15,347)	(9,928)	(25,722)	(17,216)
Income from continuing operations, as adjusted	$25,039	$16,199	$41,967	$28,088

Income per common share, as adjusted	$0.67	$0.43	$1.12	$0.74

Average diluted common shares outstanding	37,191,299	37,976,703	37,404,193	37,938,108

TopBuild Corp.

 Same Branch Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales
Same branch	$453,648	$431,589	$887,425	$845,613
Acquired	20,810	—	28,396	—
Total	$474,458	$431,589	$915,821	$845,613

EBITDA, as adjusted
Same branch	45,599	32,555	79,050	57,825
Acquired	2,608	—	3,037	—
Total	$48,207	$32,555	$82,087	$57,825

Same branch EBITDA, as adjusted as percentage of sales change	59.1%	33.3%	50.8%	28.8%
Acquired EBITDA, as adjusted as percentage of sales change	12.5%	—%	10.7%	—%

TopBuild Corp.

 Reconciliation of EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income, as reported	$23,460	$15,615	$21,749	$26,731
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	1,813	1,310	3,076	2,908
Income tax expense from continuing operations	14,437	9,865	11,422	16,918
Depreciation and amortization	3,605	3,013	6,835	5,908
Share-based compensation †	2,403	2,105	4,487	3,705
Significant legal settlement	—	—	30,000	—
Rationalization charges	1,258	647	2,995	1,655
Loss on extinguishment of debt	1,086	—	1,086	—
Acquisition related costs	145	—	437	—
EBITDA, as adjusted	$48,207	$32,555	$82,087	$57,825

† Amounts for the three and six month periods ending June 30, 2017, exclude $0.6 million of share-based compensation included in the line item, rationalization charges.